RESTRICTED LLC UNIT AGREEMENT (2021 GEARING RLUS)
PURSUANT TO THE
RYAN SPECIALTY HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN

* * * * *

Participant: [●]

Grant Date: [●]

Number of Restricted LLC Units Granted: [●]

* * * * *

THIS RESTRICTED LLC UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between New Ryan Specialty, LLC, a Delaware limited liability company (the “Company”), and the Participant specified above, pursuant to the Ryan Specialty Holdings, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Compensation Committee of Ryan Specialty Holdings, Inc. (“Holdings”);

WHEREAS, the Plan permits grants of RSG LLC Common Unit Awards; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted LLC Units (“RLUs”), provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.
Acknowledgment of Restrictive Covenants. The Participant acknowledges and agrees that, as a condition of receiving the RLUs hereunder, the Participant will be bound by all of the restrictive covenants set forth in Appendix A of this Agreement, and that such restrictive covenants are in addition to, and not in lieu of, any other restrictive covenants to which the Participant may be subject.
2.
Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan and the Third Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) (including, in each case, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the LLC Agreement and/or the Plan, as applicable. The Participant hereby acknowledges receipt of a true copy of the Plan and the LLC Agreement and that the Participant has read the Plan and the LLC Agreement carefully and fully understands their content. In the event of any conflict between the terms of this Agreement and the terms of the Plan or the LLC Agreement, the terms of the Plan or the LLC Agreement, as applicable, will control.

DOCVARIABLE Cus_DocIDValue \* MERGEFORMAT KE 84710083

3.
Grant of Restricted LLC Unit Award.
(a)
The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RLUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments will be made for dividends in cash or other property, distributions or other rights in respect of the Common Units or shares of Common Stock underlying the RLUs, except as otherwise specifically provided for in the Plan or this Agreement.
4.
Vesting.
(a)
Subject to the provisions of Sections 4(b) and (c) hereof, the RLUs subject to this Award will become vested as follows; provided that, the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Portion of RLUs that Vests
[●]	[●]

There will be no proportionate or partial vesting in the periods prior to each vesting date and all vesting will occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b)
Treatment of Unvested RLUs upon Termination. Except as set forth below, any RLUs that are unvested as of the date of the Participant’s Termination for any reason will be immediately forfeited as of the date of such Termination. Notwithstanding anything in this Section 4 to the contrary, (i) in the event the Participant incurs a Termination without Cause, then the portion of unvested RLUs eligible to vest on the vesting date immediately following such Termination shall immediately vest as of the date of such Termination and (ii) in the event the Participant incurs a Termination due to the Participant’s death or Disability, then any unvested RLUs shall immediately vest as of the date of such Termination. Any portion of the RLUs that does not vest pursuant to this Section 4(b) shall be forfeited. Notwithstanding the foregoing, any Common Units that are delivered in respect of any RLUs that vest pursuant to this Section 4(b) cannot be sold, contracted to sell, pledged or otherwise transferred or disposed of until the earlier of (i) two years following the date of such Termination or (ii) the date such RLUs would have vested pursuant to Section 4(a) had the Participant remained in continuous service with the Company or any of its Subsidiaries.
(c)
Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RLUs at any time and for any reason.
5.
Clawback. If the Participant incurs a Termination for Cause or a Restrictive Covenant Breach (as defined below) occurs and written notice of such Restrictive Covenant Breach is given to the Participant by the Company, then the Participant shall immediately forfeit to the Company for no consideration: (a) all of the RLUs (whether vested or not vested), (b) any Units, Shares or cash previously delivered on settlement of the RLUs and (c) in the event the Participant has sold or otherwise disposed of any such RLUs, Units or Shares, the Fair Market Value of such securities at the time of such sale or disposition, in each case, effective as of the date of such Termination for Cause or Restrictive Covenant Breach, as applicable. For purposes of this Agreement, a “Restrictive Covenant Breach” means a breach (as determined by the Board in its sole discretion) by Participant in any material respect of the provisions of Appendix A, attached hereto, or any other non-competition, non-solicitation, confidentiality or other similar covenant made by Participant in favor of the Company or any of its Affiliates.
6.
Delivery of Units.
(a)
General. Within 30 days following the vesting of the RLUs, the Participant will receive the number of Common Units that correspond to the number of RLUs that have become vested on the applicable vesting date. Without limiting the foregoing, in lieu of delivering only Common Units, the Committee may, in its sole discretion, settle in whole or in part any vested RLUs by payment to the Participant in (i) shares of Common Stock or (ii) cash, in each case, in an amount equal to the Fair Market Value of the number of Common Units that correspond to the number of RLUs that have become vested on the applicable vesting date.
(b)
In connection with the issuance of the Common Units, the Participant represents and warrants to the Company that the Participant understands that the Common Units have not been registered under the Securities Act, and the Common Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Common Units under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six months from issuance of the Common Units and then not unless the terms and conditions of Rule 144 have been satisfied. Notwithstanding the foregoing, the Manager may, in its sole discretion, permit the Common Units to be transferred; provided that, such transfer will only be valid upon execution of a written instrument in form and substance acceptable to the Manager in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee.
(c)
Except as otherwise provided herein, the Participant will have no rights as a stockholder with respect to any Common Units or shares of Common Stock covered by any RLU unless and until the Participant has become the holder of record of such units or shares.
7.
Non-Transferability. No portion of the RLUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RLUs as provided herein, unless and until Common Units have been delivered in respect of vested RLUs in accordance with the provisions hereof and the Participant has become the holder of record of the Common Units issuable hereunder. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the RLUs to be Transferred; provided that, such Transfer will only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee; and, provided, further, that the RLUs may not be subsequently Transferred other than as permitted by the Committee in its sole discretion in accordance with the terms of the Plan and this Agreement, and will remain subject to the terms of the Plan and this Agreement.
8.
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
9.
Withholding of Tax. The Company will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations)

which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RLUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Common Units or shares of Common Stock otherwise required to be issued pursuant to this Agreement. With the consent of the Committee, any minimum statutorily required withholding obligation incurred in connection with the settlement of the RLUs may be satisfied by reducing the amount of cash, Common Units or shares of Common Stock otherwise deliverable upon settlement of the RLUs.
10.
Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock, if any, issued pursuant to this Agreement. The Participant will, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock, if any, acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.
11.
Entire Agreement; Amendment. This Agreement, together with the Plan and the LLC Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12.
Notices. Any notice hereunder by the Participant will be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company will be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
13.
No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
14.
Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RLUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
15.
Compliance with Laws. The grant of RLUs and the issuance of Common Units or shares of Common Stock hereunder will be subject to, and will comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company will not be obligated to issue the RLUs or any Common Units or shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RLUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16.
Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RLUs are intended to be exempt from or in compliance with the applicable requirements of Section 409A of the Code and will be limited, construed and interpreted in accordance with such intent.
17.
Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant will not assign (except in accordance with Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.
18.
Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.
19.
Counterparts; Electronic Acceptance. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument. The parties agree that this Agreement may be executed by electronic means, including by electronic acceptance through an Internet portal.
20.
Further Assurances. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
21.
Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.
22.
Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RLUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RLUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy or resignation.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed (or electronically accepted, as applicable) this Agreement as of the date first written above.

NEW RYAN SPECIALTY, LLC

By:

Name: Patrick G. Ryan

Title: Chairman & CEO

THE PARTICIPANT

Electronically accepted: ###ACCEPTANCE_DATE###

[Signature Page to Restricted LLC Unit Agreement]

Appendix A

Restrictive Covenants and Confidentiality

23.
Non-Solicitation and Non-Accept. During the period of the Participant’s employment or services and for two years following the Participant’s Termination (the “Restricted Period”), the Participant shall not, directly or indirectly except in the furtherance of the Participant’s duties to the Company or any of its Affiliates (collectively, the “Ryan Group”), directly or indirectly, individually or on behalf of any other Person:
(a)
(i) solicit, entice, encourage or induce any Person who at any time during the Restricted Period shall have been an employee, consultant, agent or representative of any member of the Ryan Group with whom the Participant had contact during the Restricted Period (“Protected Party”) to become an employee, consultant, agent or representative of any other Person or (ii) approach any such Protected Party for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such Person in taking such action; provided that nothing in this Section 1(a) shall prohibit the Participant from receiving and considering any application for employment from any Protected Party who has not been solicited, enticed, encouraged or induced in violation of this Section 1(a);
(b)
solicit, entice, encourage, or induce any direct or indirect customer, client, referral source, Carrier (as defined below), administrator, licensor, vendor, insurer or other business relation of any member of the Ryan Group, including, without limitation, any insured, account, retail agent or retail broker (collectively, “Business Relations”), (i) to cease doing business with any member of the Ryan Group, (ii) to enter into any business relationship with any Person other than the members of the Ryan Group, or (iii) to interfere in any way with the relationship between any such Business Relation and the members of the Ryan Group (including, without limitation, making any negative or disparaging statements or communications regarding the members of the Ryan Group or their respective officers, directors, employees, principals, partners, members, managers, attorneys and representatives) or, in each case, assist any other Person in taking any such actions; provided that nothing in this Section 1(b) shall prohibit the Participant from servicing the business or accounts of any Business Relation who has not been solicited, enticed, encouraged or induced in violation of this Section 1(b). The covenant set forth in this Section 1(b) shall apply only to Business Relations which any member of the Ryan Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the relationship with the Business Relation. For the purposes hereof, “Carrier” means any insurance company, surety, benefit plan, insurance pool, risk retention group, reinsurer, Lloyd’s syndicate, ancillary benefit carrier, state fund or pool or other risk assuming entity in which any insurance, reinsurance or bond has been placed or obtained;
(c)
accept or service the business of any Business Relation, including, without limitation, in any way that would result in any such Business Relation (i) ceasing doing business with any member of the Ryan Group, (ii) entering into any business relationship with any Person other than the members of Ryan Group, or (iii) interfering in any way with the relationship between any such Business Relation and the members of the Ryan Group, or, in each case, assist any other Person in taking any such action. The covenant set forth in this Section 1(c) shall apply only to Business Relations which any member of the Ryan Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the placement or servicing of the Business Relation; or
(d)
accept or service any account of any Business Relation where the Participant participated in placing or servicing of such account, including, without limitation, in any way that would result in any such Business Relation not placing any such account with any member of the Ryan Group, or moving such account to any Person other than a member of the Ryan Group, or, in each case, assist any other Person in taking any such action. The restrictions in this Section 1(d) are in addition to, and should not be read in any way to limit, any other provision in this Section 1. The covenant set forth in this Section 1(d) shall apply only to accounts of Business Relations where any member of the Ryan Group brokered or otherwise professionally serviced or otherwise engaged such Business Relation in business within the 18 months prior to the Participant’s Termination. Further, this covenant shall apply only to accounts where the Participant participated in the placement or servicing of the account.
24.
Noncompetition. During the Restricted Period, the Participant shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business which competes anywhere in the United States or in any other country in which the Company or any of its Affiliates operates, with any of the businesses of the Company or any of its Affiliates or with any other business for which the Company or any of its Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, or any of its Affiliates within two years prior to the Participant’s Termination. Nothing herein shall prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Participant has no active participation in the business of such corporation. Notwithstanding anything in this Agreement to the contrary, if, and only if, the Participant’s Termination is by a member of the Ryan Group without Cause, the Company expressly waives its right to specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this, and only this, Section 2, and in such case the amount of damages the Company shall be entitled to recover shall be capped at an amount equal to the aggregate fair market value of the Common Units or Shares received in settlement of the RLUs, as well as the Company’s costs (including reasonable attorneys’ fees and expenses) incurred in recovering such damages.
25.
Confidentiality. During the Restricted Period and thereafter, the Participant shall not use, disclose or divulge, furnish or make accessible to anyone, directly or indirectly, any Protected Information in any Unauthorized manner or for any Unauthorized purpose (as such terms are hereinafter defined).
(a)
As used in this Agreement, the term “Protected Information” shall mean trade secrets, confidential or proprietary information, and all other knowledge, know-how, information, documents or materials, owned, developed or possessed by any member of the Ryan Group whether in tangible or intangible form, pertaining to the business of the Ryan Group, the confidentiality of which such owner, developer or possessor takes reasonable measures to protect, including, but not limited to, the Ryan Group’s research, business relationships, products (including prices, costs, sales and content), plans for the development of new products, processes, techniques, finances, contracts, financial information or measures, business methods, business plans, data bases, computer programs, designs, models, operating procedures, knowledge of the organization, marketing strategies and methods, suppliers, customer preferences and contact persons, and the identities and roles of the key employees of, and other information owned, developed or possessed by, any member of the Ryan Group; provided, however, that Protected Information shall not include: (i) information that shall become generally known to the public without violation of this Section 3, and (ii) information that is disclosed to the Participant after the Participant’s Termination by another party who is under no obligation of confidentiality and has a bona fide right to disclose the information.
(b)
As used in this Agreement, the term “Unauthorized” shall mean: (i) in contravention of the Ryan Group’s policies or procedures; (ii) otherwise inconsistent with the measures of a member of the Ryan Group to protect its interests, in each case in its Protected Information; (iii) in contravention of any duty existing under law or contract or (iv) without the prior written consent of the Board. Notwithstanding anything to the contrary contained in this Section 3, in the event that the Participant is required to disclose any Protected Information by court order or decree or in compliance with the rules and regulations of a governmental agency or in compliance with law, the Participant will provide the Company with prompt notice of such required disclosure so that the Company may seek an appropriate protective order and/or waive the Participant’s compliance with the provisions of this Section 3. If, in the absence of a protective order or the receipt of a waiver hereunder, the Participant is advised by the Participant’s counsel that such disclosure is required to comply with such court order, decree, rule, regulation or law, the Participant may disclose such information without liability hereunder.
26.
Ryan Group Property. The Participant agrees that all memoranda, notes, records, papers or other documents and all copies thereof, computer disks, computer software programs and the like (collectively, “documents”) relating to the operations or businesses of the Ryan Group (even if prepared by the Participant) and involving Protected Information, in any way obtained by the Participant during any period in which the Participant provides services as an employee of any member of the Ryan Group shall be the property of such member of the Ryan Group, as applicable. Except for use for the benefit of the Ryan Group, the Participant shall not copy or duplicate any of the aforementioned documents or objects, nor remove them from the Ryan Group’s facilities. The Participant shall comply with any and all procedures which any member of the Ryan Group may adopt from time to time to preserve the confidentiality of Protected Information and the confidentiality of property of the types described immediately above, whether or not such property contains a legend indicating its confidential nature. Upon the Participant’s Termination for any reason whatsoever and at any other time upon any member of Ryan Group’s request (including the Participant ceasing to provide services to any member of the Ryan Group), the Participant (or the Participant’s personal representative) shall deliver to the Company all property described in this Section 4 which is in the Participant’s possession or control. The Participant hereby acknowledges that upon the Participant’s Termination, the Company may deem it advisable to, and shall be entitled to, serve notice on the Participant’s new employer that the Participant has had access to or been exposed to certain Protected Information and that the Participant has continuing obligations under the terms of this Agreement not to disclose such information. The Participant hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by the Participant while employed by or on behalf of the Company or its Affiliates and (b) either (i) relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any of equipment, supplies, facilities, assets or resources of the Company or any of its Affiliates (including any intellectual property rights) (“Work Product”). The Participant shall disclose in an appropriate timeframe such Work Product, if any, to the Board (or such person as designated by the Board) and perform, at the expense of the Company, all actions reasonably requested by the Board (whether during or after the Participant’s employment or services) to establish and confirm the Company’s ownership of the Work Product (including assignments, consents, powers of attorney, applications and other instruments). The Participant is hereby advised that this Section 4 does not apply to (and Work Product shall not include) an invention for which no equipment, supplies, facilities, or trade secret information of the Company or any of its Affiliates was used and which was developed entirely on the Participant’s own time, unless (x) the invention relates (i) to the business of the Company and/or its Affiliates, or (ii) to the Company’s or any of its Affiliates’ actual or demonstrably anticipated research or development, or (y) the invention results from any work performed by the Participant for the Company or any of its Affiliates.
27.
Enforceability.
(a)
The Participant acknowledges that the Participant has carefully considered the nature and extent of the restrictions upon him/her and the rights and remedies conferred upon the Company and its

Affiliates under this Agreement, and hereby acknowledges and agrees that (i) the terms and conditions of this Agreement (A) are, in light of the circumstances, fair and reasonable as to type, scope and period of time, and are reasonably required for the protection of the Company and its Affiliates and the goodwill associated with the business of the Company and/or its Affiliates, (B) are designed to eliminate activities which otherwise would be unfair to the Company and its Affiliates, (C) do not stifle the inherent skill and experience of the Participant, (D) would not operate as a bar to the Participant’s sole means of support, (E) are fully required to protect the legitimate interests of the Company and its Affiliates, (F) do not confer a benefit upon the Company or its Affiliates disproportionate to the detriment to the Participant or the benefits otherwise afforded the Participant by this Agreement and (G) are necessary to protect the legitimate business interests of the Company and its Affiliates and their respective businesses, officers, directors and employees, (ii) the Company and its Affiliates have extensive trade secrets and other Protected Information with which the Participant will become familiar as a necessary component of the Participant’s status as an equityholder of the Company or any of its Affiliates and employment or services with the Ryan Group, (iii) the value of the Company’s and its Affiliates’ trade secrets and other Protected Information arises from the fact that such information is not generally known in the marketplace, (iv) the Company’s and its Affiliates’ trade secrets and other Protected Information will have continuing vitality throughout and beyond the Restricted Period, (v) the Participant will have such sufficient knowledge of the Company’s and its Affiliates’ trade secrets and other Protected Information that, if the Participant were to compete with the Company or its Affiliates during the Restricted Period, the Participant would inevitably rely (consciously or unconsciously) on such trade secrets and other Protected Information causing irreparable harm to the Company and its Affiliates, (vi) the covenants in this Agreement are reasonable with respect to their duration, geographical area, and scope and are no broader than is necessary to protect the Company’s and its Affiliates’ legitimate business interests, and that those covenants do not impose an undue hardship on the Participant or unduly restrain the Participant’s ability to earn a livelihood and (vii) the covenants in this Agreement are given in consideration for the compensation contemplated to be provided hereunder.
(b)
It is the intent of the Participant and the Company that this Appendix A be enforceable to the maximum extent permitted by applicable law, and that the Company and each of its Affiliates be third party beneficiaries hereof. Therefore, if any provision of this Appendix A as presently written shall be construed to be illegal, invalid or unenforceable by a court or tribunal of competent jurisdiction, said illegal, invalid or unenforceable provision shall be deemed to be amended and shall be construed by the court or tribunal to have the broadest type, scope and duration permissible under applicable law and if no validating construction is possible, shall be severable from the rest of this Agreement, and the validity, legality or enforceability of the remaining provisions of this Appendix A shall not in any way be affected or impaired thereby. Because the services of the Participant are unique and because the Participant has access to Protected Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Appendix A. Therefore, in the event of a breach or threatened breach of this Agreement, each of the Company, its Affiliates and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Participant of Section 1, the Restricted Period shall be tolled with respect to such section until such breach or violation has been duly cured. The covenants contained in this Appendix A are independent of the other obligations under this Agreement and the Company’s breach of any term of this Agreement or any other agreement with the Participant (or any of the Company’s or its Affiliates’ breach of any other agreement with the Participant) shall not have any effect on the Participant’s obligations hereunder.
(c)
The provisions of this Appendix A shall survive the termination of the Participant’s employment or services with the Ryan Group, irrespective of the reason therefore and shall be enforceable by any member of the Ryan Group (or their successors or assigns).